UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2021
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 16, 2021, AppFolio, Inc. (the “Company”) announced that Fay Sien Goon, age 43, has been appointed Chief Financial Officer of the Company, effective October 18, 2021. In such capacity, Ms. Goon has been designated as the principal financial officer of the Company. Since March 2019, Ms. Goon has been Chief Accounting Officer at ServiceNow, Inc. (“ServiceNow”), a global enterprise software company that delivers digital workflows; prior to serving as Chief Accounting Officer, she held a variety of senior finance roles at ServiceNow. Before joining ServiceNow in December 2012, Ms. Goon served as a Senior Manager at Ernst & Young, a public accounting firm.

In connection with her appointment, Ms. Goon entered into an employment agreement, dated as of September 15, 2021 (the “Employment Agreement”), with the Company. Pursuant to the Employment Agreement, Ms. Goon will be entitled to receive (a) an annual base salary of $450,000, (b) a sign-on bonus of $500,000, subject to repayment if she is terminated for “cause” or resigns other than for “good reason” prior to the first anniversary of her start date, (c) an annual short-term incentive cash award of $450,000 at target, prorated for fiscal year 2021, and a one-time short-term incentive cash award of $2,000,000 at target for fiscal year 2022, (d) a new-hire time-based restricted stock unit award with an aggregate value of $6,000,000 on the date of grant, which award will vest in equal installments over five years assuming Ms. Goon’s continued employment with the Company, (e) a performance-based restricted stock unit award with an aggregate value of $2,400,000 on the date of grant, which award will vest in December 2023 if applicable performance conditions are achieved, and (f) a time-based restricted stock unit award with an aggregate value of $600,000 on the date of grant, which award will vest over four years consistent with the Company’s standard time-vesting schedule. In the event the Company terminates Ms. Goon’s employment without “cause” or she resigns for “good reason,” she will be entitled to (i) twelve months of base salary continuation, (ii) a prorated short-term incentive award for the year of termination, (iii) payment of COBRA premiums for twelve months, (iv) payment of any earned but unpaid short-term incentive award, and (v) certain accelerated vesting of her then outstanding equity awards.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

There are no arrangements or understandings between Ms. Goon and any other person pursuant to which she was appointed as Chief Financial Officer, and there are no relationships between Ms. Goon and the registrant that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure.

On September 16, 2021, the Company issued a press release announcing the appointment of its new Chief Financial Officer as disclosed above in Item 5.02. The press release furnished with this current report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly set forth by specific reference in this filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued on September 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021	AppFolio, Inc.

By: /s/Jason Randall
Name: Jason Randall
Title: Chief Executive Officer